EXHIBIT 4.2

FIRST SUPPLEMENTAL INDENTURE

                     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 22, 2003, among BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (as more fully defined below, the “Company”), the GUARANTORS (as more fully defined below, the “Guarantors”) listed on Schedule A hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

                     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 2, 2003 providing for the issuance of an initial aggregate principal amount of $200,000,000 of 10-1/2% Senior Notes due 2011 (the “Initial Notes”);

                     WHEREAS, the Company and the Guarantors have authorized the issuance of (i) an additional $35,000,000 aggregate principal amount of the Company’s Series A 10-1/2% Senior Notes due 2011 (the “Additional Series A Notes”); (ii) an additional $35,000,000 aggregate principal amount of the Company’s Series B 10-1/2% Senior Notes due 2011 to be issued in exchange for the Additional Series A Notes if and when an Exchange Offer is consummated (the “Additional Exchange Notes,” and together with the Additional Series A Notes, the “Additional Notes”) and (iii) the related guarantees by the Guarantors of the Additional Notes;

                     WHEREAS, the Company desires to issue the Additional Series A Notes in accordance with Section 3.1 and Article X of the Indenture and the Additional Exchange Notes in accordance with Section 3.1 of the Indenture, and the Guarantors desire to guarantee the Additional Series A Notes and the Additional Exchange Notes in accordance with Article XIII of the Indenture;

                     WHEREAS, pursuant to Section 9.3 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

                     1.   CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The term "Notes" shall have the meaning set forth in the Indenture and shall include the Initial Notes, the Additional Notes (as defined herein) and any other Additional Notes (as defined in the Indenture) that may be issued under the Indenture.

                     2.   ADDITIONAL NOTES.

             (a)   Issuance of Additional Notes. $35,000,000 aggregate principal amount of Additional Series A Notes shall be issued hereunder on the date hereof. The Additional

  Series A Notes shall constitute Additional Notes as that term is defined and used in the Indenture.

             (b)   Issuance of Exchange Notes. Upon the consummation of the Exchange Offer with respect to the Additional Series A Notes, the Additional Exchange Notes shall be issued pursuant to the Indenture solely in exchange for Additional Series A Notes, which shall be cancelled upon delivery of the Additional Exchange Notes to the Holders of the Additional Series A Notes.

                     3.   AGREEMENT TO GUARANTEE. Each Guarantor hereby unconditionally Guarantees, on a senior unsecured basis jointly and severally, to each Holder of an Additional Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Additional Notes and the obligations of the Company hereunder to the same extent and in accordance with Article XIII of the Indenture.

                     4.   NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF).

                     5.   COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                     6.   EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                     7.   THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

(signature page follows)

                     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: July 22, 2003

                                                   BALLY TOTAL FITNESS HOLDING
                                                   CORPORATION

                                                   By:________________________________________
                                                      Name:
                                                      Title:

                                                   THE GUARANTORS

                                                   Each Guarantor Listed on Schedule A
                                                   Attached Hereto

                                                   By:________________________________________
                                                      Name:
                                                      Title:

                                                   U.S. BANK NATIONAL
                                                   ASSOCIATION, as Trustee

                                                   By:________________________________________
                                                      Name:
                                                      Title:

                                          Schedule A
                                          Guarantors

        59th Street Gym, LLC
        708 Gym, LLC
        Ace LLC
        Bally Fitness Franchising, Inc.
        Bally Franchise RSC, Inc.
        Bally Franchising Holdings, Inc.
        Bally Total Fitness Clinics, Inc.
        Bally Total Fitness Corporation
        Bally Total Fitness International, Inc.
        Bally Total Fitness of Missouri, Inc.
        Bally Total Fitness of Toledo, Inc.
        BFIT Rehabilitation Services, Inc.
        BFIT Rehab of Boca Raton, Inc.
        BFIT Rehab of Kendall, Inc.
        BFIT Rehab of West Palm Beach, Inc.
        Connecticut Coast Fitness Centers, Inc.
        Connecticut Valley Fitness Centers, Inc.
        Crunch LA LLC
        Crunch World LLC
        Flambe LLC
        Greater Philly No. 1 Holding Company
        Greater Philly No. 2 Holding Company
        Health & Tennis Corporation of New York
        Holiday Health Clubs of the East Coast, Inc.
        Holiday Health & Fitness Centers of New York, Inc.
        Holiday Health Clubs and Fitness Centers, Inc.
        Holiday Health Clubs of the Southeast, Inc.
        Holiday/Southeast Holding Corp.
        Holiday Spa Health Clubs of California
        Holiday Universal, Inc.
        Crunch Fitness International, Inc.
        Jack La Lanne Fitness Centers, Inc.
        Jack La Lanne Holding Corp.
        Manhattan Sports Club, Inc.
        Mission Impossible, LLC
        New Fitness Holding Co., Inc.
        Nycon Holding Co., Inc.
        Physical Fitness Centers of Philadelphia, Inc.
        PowerFlex Corporation
        Providence Fitness Centers, Inc.
        Rhode Island Holding Company
        Scandinavian Health Spa, Inc.
        Scandinavian US Swim & Fitness, Inc.
        Soho Ho LLC
        Sportslife, Inc.
        Sportslife Gwinnett, Inc.
        Sportslife Roswell, Inc.
        Sportslife Stone Mountain, Inc.
        Sportslife Town Center II, Inc.
        Tidelands Holiday Health Clubs, Inc.
        U.S. Health, Inc.
        West Village Gym at the Archives LLC